Exhibit 5.1
April 20, 2023

Pagaya Technologies Ltd. Azrieli Sarona Bldg, 54th Floor 121 Derech Menachem Begin Tel-Aviv 6701203, Israel
Ladies and Gentlemen:
We have acted as Israeli counsel to Pagaya Technologies Ltd., a company organized under the laws of the State of Israel (the “Company”), in connection with the registration statement on Form F-1 of the Company (the “Registration Statement”) being filed on or about the date hereof with the United States Securities and Exchange Commission (the “Commission”) under the United States Securities Act of 1933, as amended (the “Securities Act”), registering the offer and sale, from time to time, by the selling securityholders identified in the Prospectus that is a part of the Registration Statement (the “Prospectus”), or their permitted transferees, of up to 18,191,062 Class A Ordinary Shares of the Company, no par value (“Class A Ordinary Shares”). The Registration Statement is being filed by the Company in connection with (i) the Agreement and Plan of Merger dated as of November 15, 2022, by and among the Company, Darwin Homes, Inc., DH Merger Sub Inc. and Shareholder Representative Services LLC (the “Merger Agreement”), and (ii) the Registration Rights Agreement, dated as of January 5, 2023, by and among Pagaya Technologies Ltd. and the shareholders of Darwin Homes, Inc. (the “Registration Rights Agreement”).
This opinion is being rendered pursuant to Item 8(a) of Form F-1 promulgated under the Securities Act and Items 601(b)(5) and (b)(23) of Regulation S-K promulgated by the Commission, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the Prospectus, other than as expressly stated herein with respect to the issuance of the Class A Ordinary Shares.
In connection herewith, we have examined the originals, or photocopies or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement filed by the Company with the Commission and to which this opinion is attached as an exhibit; (ii) the Amended and Restated Articles of Association of the Company, as currently in effect; (iii) the Merger Agreement and the Registration Rights Agreement; (iv) resolutions of the board of directors of the Company and the shareholders of the Company which relate to the Registration Statement and to the consummation of the transactions contemplated by the Merger Agreement and the Registration Rights Agreement, and other actions to be taken in connection therewith; and (v) such other corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers of the Company as we have deemed relevant and necessary as a basis for the opinions hereafter set forth. We have also made inquiries of such officers as we have deemed relevant and necessary as a basis for the opinions hereafter set forth.
In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, confirmed as photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to the opinion set forth below that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.
On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Class A Ordinary Shares being registered under the Registration Statement have been duly authorized and are validly issued, fully paid and non-assessable.
We are members of the Israel Bar and we express no opinion as to any matter relating to the laws of any jurisdiction other than the laws of the State of Israel.
The opinions set forth in this letter are effective as of the date hereof. We do not undertake to advise you of any changes in our opinions expressed herein resulting from matters that may arise after the date of this letter or that hereafter may be brought to our attention. We express no opinion other than as expressly set forth herein, and no opinion is implied or may be inferred beyond that expressly stated herein.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm in the section entitled “Legal Matters” in the Registration Statement and in the Prospectus. This consent is not to be construed as an admission that we are a party whose consent is required to be filed as part of the Registration Statement under the provisions of the Securities Act.

Sincerely,

/s/ Goldfarb Gross Seligman & Co.

Goldfarb Gross Seligman & Co.